Exhibit 99.1

FOR IMMEDIATE RELEASE

HERSHEY TO ACQUIRE PIRATE BRANDS FROM B&G FOODS
Strengthens Hershey’s position as a better-for-you snacking leader and within the $14B warehouse snacking aisle

Hershey, Pa. and Parsippany, N.J., Sept. 12, 2018 – The Hershey Company (NYSE:HSY) and B&G Foods, Inc. (NYSE:BGS) today announced that they have entered into a definitive agreement for Hershey to acquire Pirate Brands, including the Pirate’s Booty, Smart Puffs and Original Tings brands.

“Pirate’s Booty is a leading cheese puffs brand loved by moms and kids as a better-for-you treat,” said Mary Beth West, Chief Growth Officer, The Hershey Company. “We expect the full Pirate Brands portfolio to be a great fit for Hershey’s growing Amplify business which is targeted toward consumers who are looking for great-tasting snacks without compromise.”

“Pirate Brands is a terrific business and we believe that it will thrive under the ownership of The Hershey Company,” said Bob Cantwell, President and Chief Executive Officer, B&G Foods.

This strategic acquisition is expected to be accretive to Hershey’s financial targets given the strong growth trajectory and solid margin structure of the Pirate Brands business. Pirate’s Booty is a fast-growing brand in the more than $2.5B cheese puffs category, with retail sales up over 8% on a year-over-year basis, and a market leader for consumers seeking snacks with clean labels and no artificial flavors, colors or preservatives.

Pirate Brands will operate within Amplify, Hershey’s better-for-you snacking hub in Austin, Tx., which is focused on driving growth in the warehouse snacking aisle with unique product flavors and forms like Skinny Pop, Paqui and Oatmega.

The Pirate Brands purchase price is $420 million, or approximately $360 million net of tax benefits. The transaction will be financed with cash on hand as well as short-term borrowings. The transaction is expected to close in the fourth quarter of 2018, subject to customary regulatory approvals and other closing conditions.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of these forward-looking statements can be identified by the use of words such as "intend," "believe," "expect," "anticipate," "should," "planned," "projected," "estimated," and "potential," among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company's securities. Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition;

disruption to our manufacturing operations or supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; our ability to hire, engage and retain a talented global workforce; our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2017. All information in this press release is as of September 12, 2018. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

About The Hershey Company

The Hershey Company, headquartered in Hershey, Pa., is an industry leading snacks company known for bringing goodness to the world through its iconic brands, remarkable people and enduring commitment to help children in need. Hershey has approximately 17,000 employees around the world who work every day to deliver delicious, quality products. The company has more than 80 brands around the world that drive more than $7.5 billion in annual revenues, including such iconic brand names as Hershey's, Reese's, Kit Kat, Jolly Rancher, Ice Breakers and SkinnyPop.

For more than 120 years, Hershey has been committed to operating fairly, ethically and sustainably. Hershey founder, Milton Hershey, created the Milton Hershey School in 1909 and since then the company has focused on giving underserved children the skills and support they need to be successful. Today, the company continues this social purpose through 'Nourishing Minds,' a global initiative that provides basic nutrition to help children learn and grow.

To learn more -
Visit: www.thehersheycompany.com

Media Contact:
Leigh Horner
717-508-1247
lhorner@hersheys.com

Investor Relations Contact:
Melissa Poole
717-534-7555
MPoole@Hersheys.com